CONTACT:	FOR IMMEDIATE RELEASE
Laura J. Hughes	January 16, 2019
Executive Vice President
Chief Marketing Officer
Heartland Financial USA, Inc.
(563)589-2148
lhughes@htlf.com

Robert D. Regnier
Chairman, President & CEO
Blue Valley Ban Corp.
(913)338-1000
bregnier@bankbv.com
HEARTLAND FINANCIAL USA, INC. ANNOUNCES PLAN
TO EXPAND PRESENCE IN KANSAS CITY
WITH ACQUISITION OF BLUE VALLEY BAN CORP.

Combination of Bank of Blue Valley and Morrill & Janes Bank and Trust Company
Will Create a Leading Community Bank with $1.3 Billion in Assets

Dubuque, Iowa, & Overland Park, Kansas, January 16, 2019 - Dubuque, IA-based Heartland Financial USA, Inc. (“Heartland”) (NASDAQ: HTLF) and Blue Valley Ban Corp. (“BVBC”) (OTCQX; BVBC) jointly announced today that they have entered into a definitive merger agreement, pursuant to which, Heartland will acquire BVBC and its wholly-owned subsidiary, Bank of Blue Valley, headquartered in Overland Park, Kansas.

Founded in 1989, Bank of Blue Valley is a full-service community bank with approximately $725 million in total assets, $527 million in net loans outstanding and $608 million in deposits as of September 30, 2018. Bank of Blue Valley serves Johnson County and the greater Kansas City metropolitan area from five full-service banking centers in Kansas.

Upon completion of the merger of BVBC with and into Heartland, Bank of Blue Valley will merge with and into Heartland’s existing Kansas-based subsidiary, Morrill & Janes Bank and Trust Company (“Morrill & Janes Bank”), which had approximately $593 million in total assets as of September 30, 2018 and holds the first bank charter ever granted in the State of Kansas. Morrill & Janes Bank operates eight full-service banking centers in Kansas and Missouri. The combination of Morrill & Janes Bank and Bank of Blue Valley will create Heartland’s fourth largest bank subsidiary with assets of approximately $1.3 billion and 13 banking centers serving the attractive Kansas City metropolitan area and surrounding communities. The resulting institution will operate under the Bank of Blue Valley brand.

The CEOs from both Kansas banks will play critical roles in leading the new combined bank. Once the merger is complete, Robert D. Regnier, Chairman, President and CEO of Bank of Blue Valley, will be named the Executive Chairman and CEO of the combined bank and Wendy Reynolds, President and CEO of Morrill & Janes Bank will assume the role of President of the combined bank.

After completing the acquisition of BVBC, Heartland will have total assets of approximately $12 billion with 127 full-service banking locations operating in 12 states.

“We have been impressed with the strong community banking culture that the BVBC team has built over many years,” said Lynn B. Fuller, Executive Operating Chairman of Heartland. “We strongly believe in the prospects of the greater Kansas City metropolitan area, and the acquisition of Bank of Blue Valley is a great opportunity to expand Heartland’s footprint in Johnson County, Kansas, an economically strong and vibrant region. Bank of Blue Valley complements our existing Kansas franchise, and the synergies resulting from our combined organizations will deliver broader client services, enhance Heartland shareholder value and position us well for continued growth in the Kansas City market.”

Under the terms of the merger agreement, which has been unanimously approved by the Boards of Directors of Heartland and BVBC, holders of BVBC common stock (including holders of BVBC Series B preferred stock whose shares of Series B preferred stock will be converted into an equal number of shares of common stock immediately prior to closing) at the closing will receive 0.3271 shares of Heartland common stock for each share of BVBC common stock owned immediately prior to closing (or approximately 2,066,000 shares of Heartland common stock in the aggregate), subject to certain potential adjustments as set forth in the merger agreement. Based on Heartland’s closing common stock price of $45.45 per share on January 15, 2019, the 100% stock transaction is valued at approximately $93.9 million, or $14.87 per share of BVBC common stock. The actual transaction value will change due to fluctuations in the price of Heartland common stock and is subject to certain potential adjustments as set forth in the merger agreement.

Mr. Regnier said, “Our board views this merger as an excellent opportunity to provide additional value for our clients and shareholders. As we considered our strategic direction, Heartland stood out as a quality merger partner because of our cultural alignment and consistent operating philosophies. We are pleased to partner with a company that has the size and scale to deliver an expanded suite of products and services that will meet our clients’ increasingly complex banking needs and that is committed to the highest standards of personal service. This affiliation with the Heartland family of community banks will allow us to press forward with our strategic objectives for Bank of Blue Valley and ensure we continue to be active in the community and inspire philanthropy and entrepreneurship.”

The BVBC transaction is subject to approval by federal and state bank regulators and the BVBC shareholders and to customary closing conditions. The transaction is expected to close in the second quarter of 2019, with a systems conversion planned for the third quarter of 2019.

Heartland anticipates that the transaction will qualify as a tax-free exchange with respect to the stock consideration received by BVBC’s shareholders. Heartland expects the transaction to be accretive to its earnings per share within the first year of combined operations. Further information regarding the financial impact of the transaction can be found in the investor presentation filed as an exhibit to Heartland’s Current Report on Form 8-K filed on January 16, 2019 or in the investor relations section of Heartland’s website.

Mr. Fuller concluded, “We are growing our presence and adding scale in the vibrant Kansas City and Johnson County markets with a top-notch team dedicated to delivering an exceptional client experience. Bob Regnier is well-known and respected in the Kansas City banking community. We are excited he and his team will be joining with the Morrill & Janes Bank team to expand and continue our success in the market.”

Advisors:
In connection with the transaction, Panoramic Capital Advisors, Inc. served as financial advisor to Heartland and Dorsey & Whitney LLP served as Heartland’s legal counsel. D.A. Davidson & Co. served as financial advisor to BVBC and Hunton Andrews Kurth LLP served as BVBC’s legal counsel.

About Heartland Financial USA, Inc.
Heartland is a diversified financial services company with assets of approximately $11.3 billion. The Company provides banking, mortgage, private client, investment, treasury management, card services, and insurance services to individuals and businesses. Heartland currently has 122 banking locations serving 91 communities in Iowa, Illinois, Wisconsin,

New Mexico, Arizona, Montana, Colorado, Minnesota, Kansas, Missouri, Texas and California. Additional information about Heartland is available at www.htlf.com.

About Morrill & Janes Bank and Trust Company
Morrill & Janes Bank, a wholly-owned subsidiary of Heartland, has assets of approximately $593 million and is dedicated to the principles of community banking, including community involvement, an active board of directors, local presidents and local decision-making. The first state-chartered bank in Kansas, Morrill & Janes Bank is based in Merriam, Kansas. The bank operates eight banking centers in Kansas City and Northeast Kansas. For more information, visit www.mjbtrc.com. Morrill & Janes Bank is a member of the FDIC and is an Equal Housing Lender.

About Blue Valley Ban Corp.
Based in Overland Park, Kansas, BVBC is the holding company for Bank of Blue Valley, which has assets of approximately $725 million. Bank of Blue Valley provides a broad range of banking and financial services to consumer and commercial customers from five banking centers in Johnson County, Kansas. Bank of Blue Valley offers various types of deposit products and provides personal loans, small business loans, commercial real estate and residential mortgage loans, working capital financing and other commercial loans. In addition, Bank of Blue Valley offers wealth management services (including financial planning, private banking, trust and investment services), card services, and online and mobile banking services. For more information, visit www.bankbv.com. Bank of Blue Valley is a member of the FDIC and is an Equal Housing Lender.

* * * * *

Additional Information about the Merger and Where to Find It
This press release is being made with respect to a proposed merger transaction involving Heartland and BVBC. In connection with the transaction, Heartland will file a registration statement on Form S-4 with the Securities and Exchange Commission (“SEC”) that will include a proxy statement/prospectus to be provided to BVBC shareholders in connection with the special shareholder meeting BVBC will call to approve the merger. Shareholders are urged to read the proxy statement/prospectus when it becomes available, because it will contain important information about the proposed transaction.

The final proxy statement/prospectus will be mailed to BVBC shareholders of record on the record date for the special meeting of the shareholders to be held to approve the proposed transaction. In addition, the registration statement on Form S-4, which will include the proxy statement/prospectus and other relevant documents, will be available free of charge at the SEC’s Internet website, www.sec.gov, Heartland’s website, www.htlf.com, or by contacting Bryan R. McKeag, Executive Vice President and Chief Financial Officer of Heartland.

Forward-Looking Statements
This release, and future oral and written statements of Heartland and its management, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about the merger of BVBC with and into Heartland. These forward-looking statements include statements about the benefits of the merger, including anticipated future results, cost savings and accretion to reported earnings. Risks relating to the merger include the following: the businesses of the Morrill & Janes Bank and Bank of Blue Valley may not be combined successfully, or such combination may take longer than expected; the cost savings from the merger may be less than anticipated; governmental approvals of the merger may not be obtained, or adverse regulatory conditions may be imposed in connection with the merger; the shareholders of BVBC may fail to approve the merger; credit and interest rate risks of Bank of Blue Valley may be greater than anticipated; and various difficulties associated with achieving anticipated future financial results of the combined bank may occur.

In addition, this release, and future oral and written statements of Heartland and its management, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about Heartland's financial condition, results of operations, plans, objectives, future performance and business. Although these forward-looking statements are based upon the beliefs, expectations and assumptions of Heartland's management, there are a number of factors, many of which are beyond the ability of management to control or predict, that could cause actual results to differ materially from those in its forward-looking statements. These factors, which are detailed in the risk factors in Heartland's Annual Report on Form 10-K filed with the Securities and Exchange Commission, contained, among others: (i) the strength of the local and national economy; (ii) the economic impact of past and any future terrorist threats and attacks and any acts of war; (iii) changes in state and federal laws, regulations and governmental policies as they impact the company's general business; (iv) changes in interest rates and prepayment rates of the company's assets; (v) increased competition in the financial services sector and the inability to attract new clients; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii) the potential impact of acquisitions and Heartland's ability to successfully integrate acquired banks; (viii) the loss of key executives or employees; (ix) changes in consumer spending; (x) unexpected outcomes of existing or new litigation involving the company; and (xi) changes in accounting policies and practices. All statements in this release, including forward-looking statements, speak only as of the date they are made, and Heartland undertakes no obligation to update any statement in light of new information or future events.

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